                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIOFIELD CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 BIOFIELD CORP.

                            1225 NORTHMEADOW PARKWAY
                                    SUITE 120
                                ROSWELL, GA 30076

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 4, 1998

         The Annual Meeting of Stockholders of Biofield Corp. (the "Company") will be held at The Holiday Inn Roswell, 1075 Holcomb Bridge Road, Roswell, Georgia 30076, telephone number (770) 992-9600, on June 4, 1998 at 9:00 a.m. (eastern standard time) for the following purposes:

                  (1) To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

                  (2) To ratify the selection of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the year ending December 31, 1998;

                  (3) To ratify an amendment to increase the number of shares of Common Stock authorized for issuance under the Biofield Corp. 1996 Stock Option Plan (the "1996 Plan") from 1,000,000 to 1,500,000; and

                  (4) To transact such other business as may properly come before the Annual Meeting.

         Only stockholders of record at the close of business on April 15, 1998 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

         Whether or not you intend to be present at the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                           By Order of the Board of Directors

                                           /s/ D. Carl Long
                                           -------------------------------------
                                           D. Carl Long
                                           President and Chief Executive Officer
Roswell, Georgia
April 25, 1998





--------------------------------------------------------------------------------

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

--------------------------------------------------------------------------------

                                 BIOFIELD CORP.
                            1225 NORTHMEADOW PARKWAY
                                    SUITE 120
                                ROSWELL, GA 30076
                                 (770) 740-8180

                               -------------------

                                 PROXY STATEMENT

                               -------------------

         This Proxy Statement is furnished to stockholders of record of Biofield Corp. (the "Company") as of April 15, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 4, 1998 (the "Annual Meeting").

                           VOTING SECURITIES; PROXIES

         The Company has only one class of voting securities, its Common Stock, par value $0.001 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on April 15, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 15, 1998, 10,029,609 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

         The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all matters other than the election of directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

         All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as directors of the Company and "FOR" the ratification of Deloitte & Touche LLP, independent public accountants, as auditors of the Company and "FOR" the ratification of the amendment to the Biofield Corp. 1996 Stock Option Plan, as amended (the "1996 Plan") and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

         Any persons giving a proxy may revoke it at any time prior to its exercise by delivering written notice to the Company, by executing and delivering to the Company a later dated proxy or by attending the Annual Meeting and voting in person.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-K with the financial statements of the Company for the year ended December 31, 1997, is being distributed concurrently herewith to stockholders.

         This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders on or about April 29, 1998.

                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at five. The Board of Directors currently consists of C. Leonard Gordon, D. Carl Long, Joseph H. Gleberman, Harvey Horowitz and Richard J. Davies, M.D. The Board nominates each of the current members of the Board of Directors for another term. Each of the nominees has agreed to stand for election at the Annual Meeting to hold office until the next annual meeting or until his successor is duly elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy.

         The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

         The following table sets forth certain information with respect to the individuals nominated and recommended to be elected to the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and nominee for director.


                       NOMINEES FOR ELECTION AS DIRECTORS

NAME                                        AGE                 POSITION
----                                        ---                 --------
C. Leonard Gordon...................         68                 Chairman of the Board
D. Carl Long........................         38                 President, Chief Executive Officer and Vice
                                                                Chairman of the Board
Joseph H. Gleberman.................         40                 Director
Harvey Horowitz.....................         55                 Director
Richard J. Davies, M.D..............         47                 Director

         C. Leonard Gordon, the Company's co-founder, has served as Chairman of the Board of Directors since the Company's inception and, until August 1992, served as Chief Executive Officer of the Company. Mr. Gordon has been engaged in venture capital enterprises for more than 10 years, particularly in the field of new medical technologies and devices. Mr. Gordon has practiced law in New York City for approximately 39 years and is currently of counsel to Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Gordon serves as a director of Nitinol Medical Technologies, Inc.

         D. Carl Long was appointed the Company's President and Chief Executive Officer in March 1997. Mr. Long has served as Vice Chairman of the Board of Directors since September 1992 and previously served as the Company's Chief Executive Officer from September 1992 to December 1995. Prior to joining the Company, Mr. Long was a co-founder of and served as Executive Vice President of Alliance Pharmaceutical Corp., a publicly-traded company engaged in pharmaceutical research and development, from 1987 to August 1990. Mr. Long also served as a director of Alliance Pharmaceutical Corp. from 1987 to February 1994.

         Joseph H. Gleberman has been a director since March 1995. Mr. Gleberman is a managing director in the Principal Investment Area of Goldman, Sachs & Co. ("Goldman Sachs"). He joined Goldman Sachs in 1982 and became a partner of the firm in 1990. Mr. Gleberman joined the Principal Investment Area in 1993. He serves as a director of Applied Analytical Industries, Inc. and Diagnostics Holding, Inc. Mr. Gleberman serves on the Company's Board of Directors as a nominee of Goldman Sachs.

         Harvey Horowitz has been a director since March 12, 1997. From October 1996 to February 1998, Mr. Horowitz was Vice President and General Counsel of Donnkenny, Inc., a publicly-traded apparel company. Mr. Horowitz is currently General Counsel and a director of Donnkenny, Inc. Prior to joining Donnkenny, Inc. in October 1996, Mr. Horowitz had been the managing partner of the New York based law firm Squadron, Ellenoff, Plesent & Sheinfeld, LLP, which represents the Company. Mr. Horowitz is the brother-in-law of Michael R. Gavenchak, an executive officer of the Company.

         Richard J. Davies, M.D. has served as the Chairman of the Company's Advisory Boards since their formation in 1994. Dr. Davies is Director of Surgery at Hackensack Medical Center, Hackensack, New Jersey. He is Professor of Surgery, University of Medicine and Dentistry, New Jersey. Prior to accepting his present position, he served as Chief of Surgical Oncology, UCSD Medical School. Dr. Davies is a graduate of the London Hospital Medical College/University of London. In addition to his ongoing clinical responsibilities, Dr. Davies has contributed extensive basic science laboratory work in the area of the electrophysiology of epithelial malignancies.


STOCKHOLDER VOTE REQUIRED

         Election of each director requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE NOMINEES.

COMMITTEES OF THE BOARD

         The Board of Directors has an Executive Committee which has authority to act on most matters during intervals between Board meetings, a Compensation Committee which has authority to review and approve all compensation arrangements, including annual incentive awards for executive officers of the Company, a Stock Option Committee which administers the 1992 Employee Stock Incentive Plan (the "1992 Plan") and the 1996 Plan and an Audit Committee which has authority to recommend annually to the Board of Directors the engagement of the independent auditors of the Company and review the scope and results of the audits, the adequacy of the Company's systems of internal accounting controls and the professional services furnished by the independent auditors. The members of the Executive Committee are Messrs. Gordon, Gleberman, Horowitz and Long. The members of the Compensation Committee are Messrs. Gordon and Gleberman. The members of the Stock Option Committee are Messrs. Gleberman and Horowitz. The members of the Audit Committee are Messrs. Gordon, Horowitz and Gleberman.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         During 1997, the Board of Directors held eight meetings and acted by written consent on one occasion. The Stock Option Committee held one meeting and acted by written consent on four occasions, the Compensation Committee acted by written consent on one occasion, the Audit Committee held two meetings and acted by written consent on one occasion, and the Executive Committee did not meet. Each director attended at least 75 % of the total number of meetings held during 1997 while he was a member of the Board, including meetings of committees of which the director is a member. There are no family relationships among any of the directors or executive officers of the Company, except that Mr. Horowitz is the brother-in-law of Michael R. Gavenchak, an executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and any persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market . Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. Based solely on its review of such forms received by it from such persons for their 1997 transactions, the Company believes that all filing requirements applicable to such officers, directors and greater than ten percent beneficial owners were complied with except that Richard J. Davies, M.D. filed his initial Form 3 after the due date.

COMPENSATION OF DIRECTORS

         Cash Compensation. Outside directors receive fees in the amount of $3,750 per quarter and $500 per Board of Directors or committee meeting attended, and are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. The Company has entered into an employment agreement with D. Carl Long, the Company's President, Chief Executive Officer and Vice Chairman of the Board, has an oral agreement with C. Leonard Gordon, the Company's Chairman of the Board and has a consulting agreement with Richard J. Davies, M.D., a director and the Chairman of the Advisory Boards. See "Employment Agreements" and "Certain Relationships and Related Transactions."

         Stock Option Grant. Under the Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors (the "1996 Directors' Stock Plan"), 150,000 shares of Common Stock have been reserved for issuance of options. If any options granted under the 1996 Directors' Stock Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available. The 1996 Directors' Stock Plan provides for the automatic grant of options to eligible directors. Each eligible director serving on the Board on the effective date of the 1996 Directors' Stock Plan automatically received an option to purchase 10,000 shares of Common Stock at a price of $11.00 per share, subject to vesting in three equal annual installments. Each nonemployee director who joins the Board will automatically receive an initial grant of options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share at the date of grant, subject to vesting in three equal annual installments. In each year other than the year in which a director receives an initial grant of options, such director will automatically receive options to purchase 2,500 shares of Common Stock on the date of the Annual Meeting which vest immediately upon being granted. As of December 31, 1997, no shares had been issued upon the exercise of options granted under the 1996 Directors' Stock Plan, 29,166 shares were subject to outstanding options and 120,834 shares remained available for future grant.

         The term of each option granted under the 1996 Directors' Stock Plan is 10 years. Options granted under the 1996 Directors' Stock Plan must be exercised prior to the earlier of (i) the scheduled expiration date or (ii) one year following the date of termination of service.

         The exercise price of each option under the 1996 Directors' Stock Plan must be equal to the fair market value of the Common Stock subject to the option on the date of the grant. The exercise price of an option is payable upon exercise in cash. Unless sooner terminated by the Board, the 1996 Directors' Stock Plan will terminate in January 2006, and no further options may be granted pursuant to the plan following the termination date.

SCIENTIFIC AND CLINICAL ADVISORY BOARDS

         The Company has a Scientific Advisory Board and a Clinical Advisory Board. The Company anticipates that the Advisory Boards, which are chaired by Richard J. Davies, M.D., will assist the Company in identifying scientific and product development and clinical opportunities, reviewing with management the progress of the Company's specific projects and recruiting and evaluating the Company's scientific staff. With the exception of Dr. Davies (who is party to a consulting agreement with the Company), members of the Scientific Advisory and Clinical Advisory Boards are paid an honorarium of $1,500 to $2,000 per day for their services and are reimbursed for related travel expenses.

                               EXECUTIVE OFFICERS

       The following table sets forth certain information concerning the executive officers of the Company.

NAME                                        AGE             POSITION
----                                        ---             --------
D. Carl Long........................         38             President, Chief Executive Officer and Vice
                                                               Chairman of the Board
Robert M. Johnson...................         50             Chief Operating Officer
Michael R. Gavenchak................         38             Executive Vice President, General Counsel, Secretary
                                                               and Treasurer
Todd J. Polk........................         50             Vice President, Regulatory and Clinical Affairs and
                                                               Quality Assurance
Timothy G. Roche....................         34             Vice President, Finance


         D. Carl Long, see "Nominees for Election as Directors."

         Robert M. Johnson, Chief Operating Officer, joined the Company in August 1997. Prior to joining Biofield, Mr. Johnson served as Senior Vice President, Business Development, at Healthdyne Technologies, Inc., a medical device company, from 1994 to 1997. From 1991 to 1994, Mr. Johnson served as Vice President, General Manager of Nellcor, Inc., also a medical device company.

         Michael R. Gavenchak, Executive Vice President, General Counsel, Secretary and Treasurer, joined the Company in October 1992. Prior to joining Biofield, Mr. Gavenchak had been a practicing attorney in New York City for approximately eight years.

         Todd J. Polk, Vice President, Regulatory and Clinical Affairs, Quality Assurance, joined the Company in August 1997. Prior to joining Biofield, from June 1989 to August 1997, Mr. Polk served as Vice President, Regulatory Affairs/Quality Assurance at Cabot Medical Corporation, a company engaged in the research, design and development of medical devices, which merged with Circon Corporation in August 1995. In addition, from January 1990 to January 1995, Mr. Polk served as an industry representative to the Obstetrics/Gynecology Devices Panel of the FDA.

         Timothy G. Roche, Vice President, Finance, joined the Company in April 1995. Prior to joining Biofield, from October 1991 to March 1995, Mr. Roche served as Corporate Controller of Dianon Systems, Inc., a publicly-traded laboratory services company. Between May 1987 and September 1991, Mr. Roche was employed by Arthur Andersen, LLP in their audit division.


                           SUMMARY COMPENSATION TABLE

         The following table sets forth compensation earned during the year ended December 31, 1997 for those persons who (i) served as the Company's Chief Executive Officer during the year ended December 31, 1997 and (ii) the other most highly compensated executive officers of the Company during the year ended December 31, 1997, including former executive officers whose total annual salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                                   ------------
                                                           ANNUAL COMPENSATION                        AWARDS
                                          -----------------------------------------------------     SECURITIES
                                                                                OTHER ANNUAL        UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION            YEAR          SALARY         BONUS   COMPENSATION (1)     OPTIONS (#)    COMPENSATION
   ---------------------------            ----         --------      --------  ----------------    ------------    ------------
D. Carl Long                              1997         $209,424      $ 70,000                --         300,000    $         --
     President, Chief Executive           1996 (2)
     Officer and Vice Chairman            1995          167,252        15,000            18,190 (3)      56,372              --


Michael R. Gavenchak                      1997          157,558        25,000                --          65,000              --
     Executive Vice President,            1996          138,534        25,000                --              --          15,000 (4)
     General Counsel and Treasurer        1995          127,613        30,000                --           7,353              --

Timothy G. Roche                          1997          115,500        16,250                --          40,000              --
     Vice President, Finance              1996           83,868        12,000                --              --           4,151 (5)
                                          1995           52,789        10,000                --          17,157          21,786 (5)

Kenneth W. Anstey                         1997           69,135            --                --              --              --
     Former President, Chief              1996          250,000       100,000                --              --          67,127 (5)
     Executive Officer and Director       1995           15,384            --                --         245,100              --

Mark L. Faupel, Ph.D.                     1997          155,427            --                --              --              --
     Former Vice President,               1996          137,162        25,000                --              --              --
     Research and Development             1995          126,524        30,000                --           7,353              --

--------------------------

(1) Except as otherwise set forth in the Other Annual Compensation column, personal benefits for each executive officer named in the table did not exceed, in the aggregate, $50,000 or 10% of such executive officer's total annual salary and bonus in 1997, 1996 or 1995.

(2) In connection with the cessation of his employment as Chief Executive Officer of the Company in December 1995, Mr. Long received certain payments pursuant to an agreement entered into by the Company and Mr. Long described in detail elsewhere in this Proxy Statement. See "Certain Relationships and Related Transactions."

(3) Amount includes $9,295 in automobile allowance and reimbursement for taxes related thereto.

(4)      Amount represents a loan forgiven by the Company.

(5) Amount represents moving expenses and reimbursement for taxes related thereto.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning grants of options to purchase Common Stock to the Named Executive Officers during the year ended December 31, 1997.


                                                                      INDIVIDUAL GRANTS
                           --------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                            NUMBER OF       PERCENT OF                                            ANNUAL RATES OF STOCK
                           SECURITIES      TOTAL OPTIONS                                           PRICE APPRECIATION
                           UNDERLYING       GRANTED TO      EXERCISE OR                            FOR OPTION TERM (2)
                             OPTIONS       EMPLOYEES IN      BASE PRICE    EXPIRATION          ------------------------
NAME                         GRANTED      FISCAL YEAR (1)    ($/SHARE)        DATE                5%              10%
---------------------      -----------    ---------------   -----------   -----------          --------        --------
D. Carl Long               100,000 (3)         12%          $      4.75     03/02/07           $298,725        $757,028
                           200,000 (4)         24%                 2.94     07/08/07            369,538         936,483

Michael R. Gavenchak        50,000 (5)          6%                 6.62     03/12/07            208,164         527,529
                            15,000 (6)          2%                 4.63     05/12/07             43,630         110,566

Timothy G. Roche            40,000 (7)          5%                 4.63     05/12/07            116,346         294,842

Kenneth W. Anstey                -              -                     -            -                  -               -

Mark L. Faupel, Ph.D.            -              -                     -            -                  -               -

(1) Based on an aggregate of 835,200 options granted to employees in 1997, including options granted to the Named Executive Officers.

(2) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

(3) On March 2, 1997, the Stock Option Committee, under the 1996 Plan, awarded stock options covering 100,000 shares of the Company's Common Stock with an exercise price of $4.75 per share, fully vested as of the date of grant.

(4) On July 8, 1997, the Stock Option Committee, under the 1996 Plan, awarded stock options covering 200,000 shares of the Company's Common Stock with an exercise price of $2.94 per share, vesting in equal monthly installments over a two year period.

(5) On March 12, 1997, the Stock Option Committee, under the 1996 Plan, awarded stock options covering 50,000 shares of the Company's Common Stock with an exercise price of $6.62 per share, fully vested as of the date of grant.

(6) On May 12, 1997, the Stock Option Committee, under the 1996 Plan, awarded stock options covering 15,000 shares of the Company's Common Stock, with an exercise price of $4.63 per share, 7,500 options vested upon grant and the remaining portion vested six months from the date of grant.

(7) On May 12, 1997, the Stock Option Committee, under the 1996 Plan, awarded stock options covering 40,000 shares of the Company's Common Stock with an exercise price of $4.63 per share, 20,000 options vested upon grant and the remaining portion vested six months from the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUEs

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of December 31, 1997 held by the Named Executive Officers. No options were exercised by any of the Named Executive Officers during the year ended December 31, 1997.



                                  Number of Securities Underlying               Value of Unexercised In-the-Money
                               Unexercised Options at Fiscal Year End             Options at Fiscal Year End (1)
                               --------------------------------------           ---------------------------------
Name                           Exercisable              Unexercisable           Exercisable         Unexercisable
--------------------           -----------              -------------           -----------         -------------
D. Carl Long                       559,072                     79,166           $   184,278         $           -

Michael R. Gavenchak               127,500                          -                 3,204                     -

Timothy G. Roche                    57,157                          -                     -                     -

Kenneth W. Anstey                        -                          -                     -                     -

Mark L. Faupel, Ph.D               133,824                     34,314               145,129                     -

--------------------
(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Common Stock using the closing bid price on the Nasdaq National Market of $2.56 per share of Common Stock on December 31, 1997.

EMPLOYMENT AGREEMENTS

        The Company has entered into a new employment agreement with D. Carl Long (the "Long Agreement"), the current President and Chief Executive Officer of the Company. The term of the agreement is three years, commencing July 7, 1997. Pursuant to the agreement, Mr. Long receives a minimum annual base salary of $250,000. Mr. Long is also eligible to receive an annual bonus. The Company has also granted Mr. Long certain stock options.

        Michael R. Gavenchak is employed as Executive Vice President and General Counsel of the Company pursuant to an agreement expiring on March 31, 1999 (the "Gavenchak Agreement"). Pursuant to the Gavenchak Agreement, Mr. Gavenchak currently receives an annual base salary of $157,500, subject to a minimum annual cost of living increase of five percent. The Company has also granted Mr. Gavenchak certain stock options.

         Mark L. Faupel, Ph.D. was employed during 1997 with the Company as Vice President, Research and Development of the Company pursuant to an employment agreement. Pursuant to such agreement, Dr. Faupel received an annual salary of $150,000, subject to a minimum annual cost of living increase of five percent. The Company also granted Dr. Faupel certain stock options.

        On March 17, 1997, Kenneth W. Anstey resigned as President, Chief Executive Officer and a Director of the Company. Mr. Anstey was employed pursuant to an employment agreement, dated November 10, 1995 (the "Anstey Agreement"), pursuant to which Mr. Anstey received a base salary of $250,000, and was eligible to receive an annual bonus of up to $350,000 upon the achievement by the Company of certain specified goals. Mr. Anstey did not receive a bonus for the 1997 year, and all of Mr. Anstey's options expired upon his resignation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1997, Messrs. Gordon, and Gleberman served on the Compensation Committee of the Company's Board of Directors. Mr. Gordon served as the Company's Chief Executive Officer until August 1992. Mr. Anstey served as the Company's President and Chief Executive Officer until March 1997 and participated in the deliberations of the Compensation Committee regarding executive compensation during such period. From March 1997 through the year ended December 31, 1997, Mr. Long served as the Company's President and Chief Executive Officer and participated in the deliberations of the Compensation Committee regarding executive compensation during such period. Mr. Gleberman serves on the Company's Board of Directors as a nominee of Goldman Sachs. With the exception of Mr. Gordon, who is a member of the Compensation Committee of Nitinol Medical Technologies, Inc., and Mr. Anstey, who has been a member of the Compensation Committee of Vision Sciences, Inc., no executive officer of the Company serves or served on the Compensation Committee of another entity during the year ended December 31, 1997 and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company.

                          COMPENSATION COMMITTEE REPORT

         The Compensation and Stock Option Committees of the Board of Directors advise the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Stock Option Committee is responsible for the administration of the Company's 1992 Plan, under which option grants and direct stock issuances may be made to employees (including executive officers), directors and consultants, and the Company's 1996 Plan, under which option grants may be made to employees (including executive officers), directors, consultants and other agents of the Company or its affiliates. The Compensation and Stock Option Committees have reviewed and are in accord with the compensation paid to executive officers during 1997.

         EXECUTIVE COMPENSATION POLICY AND COMPONENTS OF COMPENSATION. The Committees' fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. The Company is still in the developmental stage and has not yet achieved profitability. Therefore, traditional methods of evaluating executive performance, such as sales and profit levels, return on equity, and stock price are inappropriate. Accordingly, assessment of each executive's performance is based upon attainment of his or her specific objectives in relation to the Company's overall annual strategic goals. The Committees may in their discretion apply different measures of performance for future years. However, it is presently contemplated that all compensation decisions will be designed to further the fundamental executive compensation philosophy described above.

         Each executive officer's compensation package is reviewed annually and is comprised of three components: base salary, bonus, and stock option grants. In addition, executive officers of the Company are eligible to participate in all benefit programs generally available to other employees.

         BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and outside of the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

         BONUS AWARDS. The Compensation Committee subjectively determines annual bonus amounts paid to each executive officer for each year. Generally, annual bonuses may be earned by each executive officer based upon the achievement of individual or group performance goals. The Committee considers the amounts of bonuses it expects to pay to executive officers when it compares its compensation practices with other companies similarly situated.

         STOCK OPTION PROGRAM. The Committees strongly believe that by providing executive officers an opportunity to own shares of Company stock, the interests of stockholders and executive officers will be closely aligned. Therefore, all executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to executive officers is determined at the discretion of the Stock Option Committee based on the accomplishments of such executive officers, their length of service with the Company, the number of prior awards received by such executive officers as well as the exercise price of such awards and competitive practices.

         CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

         Mr. Long's base salary for the year ended December 31, 1997 was determined by the terms of the Long Agreement which commenced on July 7, 1997 and is described elsewhere in this Proxy Statement. This element of compensation was not affected to any significant degree by Company performance factors. In accordance with the Long Agreement, a bonus of $70,000 was awarded to Mr. Long.

         On March 2, 1997, the Stock Option Committee, under the 1996 Plan, awarded Mr. Long stock options covering 100,000 shares of the Company's Common Stock with an exercise price of $4.75 per share, fully vested as of the date of grant. In addition, on July 8, 1997, the Stock Option Committee, under the 1996 Plan, awarded Mr. Long stock options covering 200,000 shares of the Company's Common Stock with an exercise price of $2.94 per share, vesting in equal monthly installments over a two year period. These options make a significant portion of Mr. Long's total compensation contingent on increased value for the Company's stockholders, since the value of these options depend upon the value of the Company's Common Stock.

         On March 17, 1997, Mr. Anstey resigned as the Company's Chief Executive Officer and was replaced by Mr. Long. Mr. Anstey's base salary through March 17, 1997 was determined by the terms of the Anstey Agreement and is described elsewhere in this Proxy Statement. This element of compensation was not affected to any significant degree by Company performance factors. Mr. Anstey did not receive a bonus for the 1997 year. Mr. Anstey's stock options expired upon his resignation. These options made a significant portion of Mr. Anstey's total compensation contingent on increased value for the Company's stockholders, since the value of these options depended upon the value of the Company's Common Stock.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). An additional factor the Committees focus on in their consideration of compensation matters is the tax implications of various payments and benefits to the Company and to the individual executive officers. Certain types of compensation payments and their deductibility depend upon the timing of vesting or exercise of awards granted. In addition, interpretations of and changes in the tax laws and other factors beyond the Committees' control also affect the deductibility of compensation. The Committees will not in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committees will consider the various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with their other compensation objectives and to the extent reasonably practicable.

COMPENSATION COMMITTEE

MR. GORDON
MR. GLEBERMAN

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total return on $100 invested in the Common Stock of the Company as of March 19, 1996 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and the H&Q Health Care Sector excluding Biotechnology Sector of the Hambrecht & Quist Technology and Growth Indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
          FOR THE PERIOD FROM MARCH 19, 1996 THROUGH DECEMBER 31, 1997
             AMONG BIOFIELD CORP., THE NASDAQ STOCK MARKET-US INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY INDEX



EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                                                          CUMULATIVE TOTAL RETURN
                                    ------------------------------------------------------------------------------------------------
                                    3/19/96   3/31/96     6/30/96   9/30/96   12/31/96    3/31/97    6/30/97   9/30/97   12/31/97
                                    -------   -------     -------   -------   --------    -------    -------   -------   --------

Biofield Corp.          BZET            100        94         124        83        140         51         31        43         23

NASDAQ STOCK            INAS            100        99         107       111        116        110        130       152        143
MARKET (U.S.)

HAMBRECHT &             HH-             100       101          95       105        105        100        120       125        125
QUIST
HEALTHCARE
EXCLUDING
BIOTECHNOLOGY

         * $100 invested on 3/19/96 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 15, 1998 by (i) each person or entity known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors and nominees for director and (iv) all directors and executive officers of the Company as a group. The information as to each person or entity has been furnished by such person or entity.


                                                                  SHARES                PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED (1)    BENEFICIALLY OWNED (1) (2)
------------------------------------                       ----------------------    --------------------------
The Goldman Sachs Group, L.P.
    and related investors                                         2,246,131   (3)               22.4%
    85 Broad Street
    New York, NY 10004

C. Leonard Gordon                                                 1,075,387   (4)               10.7%
    c/o Immunotherapy Inc
    360 Lexington Avenue
    New York, NY 10017

H & Q Healthcare Investors and
    H & Q Life Science Investors                                    947,266   (5)                9.4%
    50 Rowes Wharf, 4th Floor
    Boston, MA 02110-3328

Tudor Capital (U.K.), L.P. and
    related investors                                               730,158   (6)                7.3%
    The Upper Mill, Kingston Rd.
    Ewell, Surrey KT 172AF

The Travelers Indemnity Company
    and The Phoenix Insurance Company                               680,414   (7)                6.8%
    One Tower Square
    Hartford, CT 06183-2030

D. Carl Long                                                        584,072   (8)                5.5%
    c/o Biofield Corp.
    1225 Northmeadow Parkway, Suite 120
    Roswell, GA 30076

Joseph H. Gleberman                                                   9,166   (9)                   *
    c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, NY 10004

Harvey Horowitz (10)                                                  3,300  (10)                   *
    239 East 79th Street-Apt. 15C
    New York, NY 10021

Richard J. Davies, M.D.                                              83,824  (11)                   *
    21 Cameron Road
    Saddle River, NJ 07458

Michael R. Gavenchak                                                127,500  (12)                1.3%
    c/o Biofield Corp.
    1225 Northmeadow Parkway, Suite 120
    Roswell, GA 30076

Timothy G. Roche                                                     57,157  (13)                   *
    c/o Biofield Corp.
    1225 Northmeadow Parkway, Suite 120
    Roswell, GA 30076

Kenneth W. Anstey (14)                                                    -                         *
     960 Parrott Drive
     Hillsborough, CA 94010

                                                                  SHARES                PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED (1)    BENEFICIALLY OWNED (1) (2)
-----------------------------------------------            ----------------------    --------------------------
Mark L. Faupel, Ph.D.                                               134,324  (15)                1.3%
    530 Windswept Way
    Alpharetta, GA 30202

All directors and executive officers as a group                   1,940,406                     17.8%
    (9 persons)

-----------------------------------------------

* Less than 1%.


(1) Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 10,029,609 shares of Common Stock outstanding as of April 15, 1998. Shares of Common Stock subject to stock options that are exercisable within 60 days as of April 15, 1998 are deemed outstanding for computing the percentage of any other person or group.

(3) Includes shares beneficially owned by certain investment limited partnerships of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partners or the managing general partners. GS Capital Partners, L.P. owns 2,021,523 shares of Common Stock; Stone Street Fund 1995, L.P. owns 52,841 shares of Common Stock; Stone Street Fund 1994, L.P. owns 54,860 shares of Common Stock; Bridge Street Fund 1995, L.P. owns 59,463 shares of Common Stock; and Bridge Street Fund 1994, L.P. owns 57,444 shares of Common Stock. GS Group disclaims beneficial ownership of shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates.

(4) Includes (i) 1,068,034 shares of Common Stock held of record jointly with Mr. Gordon's wife, and (ii) 7,353 shares subject to options. Mr. Gordon has served as Chairman of the Board of Directors since the Company's inception.

(5) Includes 561,517 shares of Common Stock beneficially owned by H & Q Healthcare Investors and 385,749 of Common Stock beneficially owned by H & Q Life Sciences Investors. H & Q Healthcare Investors and H & Q Life Sciences Investors are affiliates of Hambrecht & Quist LLC, which acted as the representative of the several underwriters in connection with the Company's initial public offering in March 1996, and which acted as placement agent in the Company's private placement in December 1997.

(6) Includes shares beneficially owned by certain investment funds managed by Tudor Capital (U.K.), L.P. ("Tudor Capital") or affiliates of Tudor Capital serve as executive managers, officers and/or directors. Tudor Proprietary Trading, L.L.C. owns 240,952 shares of Common Stock; Tudor BVI Futures, Ltd. owns 189,841 shares of Common Stock; and the Upper Mill Capital Appreciation Fund Ltd. owns 299,365 shares of Common Stock. In addition to the direct beneficial ownership interests of the stockholders referred to above, Tudor Capital, Tudor Capital (U.K.), Ltd., Tudor Investment Corporation and Paul Tudor Jones, II may be deemed to have shared voting and/or dispositive power with respect to 489,206 shares of Common Stock; 489,206 shares of Common Stock; 189,841 shares of such Common Stock and 730,158 shares of Common Stock, respectively.

(7) Includes 646,396 shares of Common Stock beneficially owned by The Travelers Indemnity Company and 34,018 shares of Common Stock beneficially owned by The Phoenix Insurance Company. James B. Anderson, Ph.D. who was an officer of each of The Travelers Indemnity Company and The Phoenix Insurance Company, served on the Company's Board of Directors from November 1993 to June 1997. Dr. Anderson is no longer employed by The Travelers Indemnity Company and The Phoenix Insurance Company.

(8) Includes 584,072 shares subject to options.

(9) Mr. Gleberman is a managing director of Goldman Sachs. Share data includes 9,166 shares subject to options granted in respect of Mr. Gleberman's service on the Board and excludes shares shown as held by the GS Group, as to which Mr. Gleberman disclaims beneficial ownership.

(10) Includes 3,300 shares subject to options granted in respect of Mr. Horowitz's service on the Company's Board and excludes shares held by trusts for the benefit of Mr. Horowitz's wife, as to which Mr. Horowitz disclaims beneficial ownership.

(11) Includes 83,824 shares subject to options.

(12) Includes 127,500 shares subject to options.

(13) Includes 57,157 shares subject to options.

(14) On March 17, 1997, Kenneth W. Anstey resigned as President, Chief Executive Officer and a Director of the Company. Mr. Anstey's options expired upon his resignation.

(15)  Includes 500 shares of Common Stock and 133,824 shares subject to options.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1992, the Company entered into a Laboratory Services Agreement (the "Laboratory Agreement") with Abel Laboratories, Inc. ("Abel"), whose sole shareholders are David M. Long, Jr., M.D., Ph.D. and his wife. Dr. Long is the father of D. Carl Long, the Company's President, Chief Executive Officer and Vice Chairman of the Board. The Laboratory Agreement engaged Abel to provide specified preclinical research in connection with the Company's products. The Company spent $750,000 in total for such specified research. The Company also retained Abel to conduct other research which totaled approximately $215,000. The Laboratory Agreement expired on December 31, 1993; however, the Company and Abel have agreed that any research conducted by Abel after expiration of the Laboratory Agreement will be pursuant to substantially the same terms as the original agreement and will be approved and invoiced on a case-by-case basis. The Company has retained Abel to conduct additional preclinical research under current good laboratory and clinical practice research protocols at an approximate aggregate cost to the Company of $595,000 and $576,000 during the years ended December 31, 1997 and 1996, respectively.

         In connection with the Laboratory Agreement, the Company entered into two additional agreements with Abel and Dr. Long pursuant to which the Company granted Abel the option to purchase 61,275 shares of Common Stock at $8.16 per share. Following completion of the Company's Series A Preferred Stock offering, the exercise price of $8.16 was reduced to $2.04 per share based on the market capitalization of the Company after completion of such offering. The Company, Abel and Dr. Long entered into a Patent Royalty Agreement obligating Abel and Dr. Long to assign to the Company all of their rights and interests in all inventions and/or technology conceived and/or developed by either of them in connection with performing services under the Laboratory Agreement. As consideration therefor, the Company agreed to pay Abel royalties on the net sales of products resulting from inventions, if any, that become covered by a U.S. or foreign patent up to a maximum of $2,000,000 per invention.

         C. Leonard Gordon, the Chairman of the Board of the Company, has entered into an oral arrangement with the Company whereby Mr. Gordon provides certain executive services as are required by the Company and is compensated for such services rendered in an amount not to exceed $80,000 per annum until the Company has commercially marketed the Biofield Diagnostic System or the proposed Biofield screening system. The services Mr. Gordon performs for the Company include serving as Chairman of the Board, consulting upon various aspects of the Company's business and negotiating certain contractual arrangements. The Company believes the terms of the arrangement are no less favorable to the Company than terms that it could have obtained from an unaffiliated third party.

         In July 1994, the Company entered into a consulting agreement with Richard J. Davies, M.D., the Chairman of the Advisory Boards and a director of the Company, providing for consulting fees of $150,000 per year, as amended, and the grant of a stock option to purchase up to 58,824 shares of the Company's Common Stock at an exercise price of $10.20 per share. As of December 31, 1997, such options are fully vested. Pursuant to the consulting agreement,

Dr. Davies serves as Chairman of the Company's Advisory Boards and provides related consulting services to the Company. The Company believes the terms of the consulting agreement are no less favorable to the Company than terms that it could have obtained from an unaffiliated third party. In June 1997, the Chairman of the Advisory Boards was granted options to purchase 50,000 share of Common Stock at $4.69 per share pursuant to the 1996 Plan. Such options vest ratably over a two year period commencing on June 4, 1997. Dr. Davies has served as a member of the Company's Board of Directors since June 1997.

         The Company has also entered into a separate agreement with Oncophysics Research and Development Company, a corporation controlled by Dr. Davies, to provide services in conducting certain research projects. In consideration for the performance of such research projects, the Company paid approximately $300,000 during the years ended December 31, 1997 and 1996 respectively.

         In March, April and June 1995, the Company sold an aggregate of 2,914,771 units in the Securities Units offering at $4.50 per Securities Unit, consisting of (i) an aggregate of 2,914,771 shares of Series C Preferred Stock (the outstanding shares of Series C Preferred Stock were automatically converted into approximately 1,428,820 shares of Common Stock upon completion of the Company's initial public offering), (ii) 1,457,385 warrants to purchase shares of Series D Convertible Preferred Stock, $.001 par value per share (the "Series D Preferred Stock"), at an initial exercise price of $6.00 per share, (iii) 1,457,385 warrants to purchase shares of Series D Preferred Stock at an exercise price of $6.00 per share, or upon the occurrence of certain events (which events have subsequently occurred), shares of Series C Preferred Stock at an exercise price of $4.50 per share and (iv) the right, upon the occurrence of certain events (which events have subsequently occurred), to receive an aggregate of 357,192 warrants to purchase an aggregate of 357,192 shares of Common Stock at an exercise price of $9.18 per share. On June 30, 1996, the Company issued warrants to purchase an aggregate of 357,192 shares of Common Stock at an exercise price of $9.18 per share to purchasers of the Securities Units. Upon completion of the Company's initial public offering, each warrant to purchase a share of Series D Preferred Stock automatically became exercisable to purchase
 .4902 shares of Common Stock and each warrant to purchase a share of Series C Preferred Stock automatically became exercisable to purchase .4902 shares of Common Stock. In connection with the Securities Units offering, the Company agreed to indemnify the purchasers of the Securities Units against any out-of-pocket costs or expenses incurred by the Company relating to any claim or investigation against the Company in connection with certain intellectual property matters. In the event the Company incurs any costs or expenses in respect of which indemnification is required, the Company shall issue shares of Common Stock to the purchasers of Securities Units in an amount equal to their respective proportionate equity percentage to the indemnifiable costs or expenses incurred by the Company. The Company entered into a Registration Rights Agreement with the purchasers of the Securities Units which provides for certain demand and "piggy-back" registration rights. Mr. Gordon, certain affiliates of Goldman Sachs, certain affiliates of Travelers and certain affiliates of Hambrecht & Quist LLC purchased 34,723; 1,777,778; 222,221; and 111,110 units, respectively, in the Securities Units offering. Certain affiliates of Goldman Sachs purchased an aggregate of 200,000 shares of Common Stock in the Company's initial public offering. So long as Goldman Sachs and its affiliates beneficially own ten percent of the then outstanding Common Stock of the Company, Goldman Sachs is entitled to nominate one person to serve as a director of the Company. The purchasers of Securities Units have agreed to vote all shares of capital stock of the Company owned by them for the election of the Goldman Sachs' nominee. Joseph H. Gleberman, a director of the Company, is a managing director of Goldman Sachs.

         On December 17, 1997, the Company consummated a private placement (the "1997 Private Placement") of 2,867,670 shares of Common Stock to accredited investors, yielding aggregate gross proceeds to the Company of $9,033,160. The 1997 Private Placement was made pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder. Certain affiliates of Hambrecht & Quist LLC, which acted as the representative of the several underwriters in connection with the Company's initial public offering in March 1996, and which acted as placement agent in the 1997 Private Placement, purchased an aggregate of 498,413 shares of Common Stock in the 1997 Private Placement. Mr. Gordon, certain affiliates of The Goldman Sachs Group, L.P. ("GS Group") and certain affiliates of The Travelers Companies ("Travelers") purchased 79,365; 730,157; and 79,363 shares, respectively, in the 1997 Private Placement.

         Concurrent with the closing of the 1997 Private Placement, the Company issued an aggregate of 643,639 shares of Common Stock in exchange for outstanding warrants to purchase an aggregate of 1,574,930 shares of Common Stock (the "Warrant Exchange"). Such warrants were issued in connection with the Company's 1995 private placement of Securities Units. In order to participate in the Warrant Exchange, warrant holders were required to invest in the 1997 Private Placement. Pursuant to the Warrant Exchange, Mr. Gordon exchanged 21,276 outstanding warrants for 8,437 shares; certain affiliates of GS Group exchanged 1,089,329 outstanding warrants for 444,510 shares; certain affiliates of Hambrecht & Quist LLC exchanged 68,082 outstanding warrants for 27,780 shares; and certain affiliates of Travelers exchanged 136,164 outstanding warrants for 55,562 shares.

         D. Carl Long, the Company's current President and Chief Executive Officer, previously served as the Company's Chief Executive Officer from September 1992 to December 1995. In connection with the cessation of his service as the Company's Chief Executive Officer, the Company and Mr. Long entered into an agreement effective as of December 1, 1995 which provided for Mr. Long's continued employment by the Company. The term of Mr. Long's employment under such Agreement continued through July 30, 1996. Pursuant to the Agreement, Mr. Long received (i) a salary of $40,000 per year, (ii) payments at the rate of $60,000 per year to enable Mr. Long to procure office space and administrative support, and (iii) benefits substantially equivalent to those he was receiving while employed as the Company's Chief Executive Officer in 1995. The Company also agreed to make the following payments, in full satisfaction of the Company's obligations to Mr. Long arising out of cessation of his employment as Chief Executive Officer under a prior employment agreement: (i) a payment of $752,144, together with interest thereon, payable in twelve monthly installments commencing January 1, 1996, and (ii) a payment of $25,000 payable on January 1, 1996 in full satisfaction of certain of Mr. Long's relocation costs. Mr. Long agreed for a period of six months following termination of his employment not to compete with the Company.


                           RATIFICATION OF PROPOSAL 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP, independent public accountants and auditors of the Company since 1992, as auditors of the Company for the year ending December 31, 1998 subject to the ratification of such appointment by the stockholders at the Annual Meeting. A representative of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

STOCKHOLDER VOTE REQUIRED

         The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the appointment of public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.


                           RATIFICATION OF PROPOSAL 3

                     AMENDMENT TO THE 1996 STOCK OPTION PLAN

         The 1996 Plan was adopted by the Board of Directors in January 1996 and approved by the Company's stockholders in February 1996. The 1996 Plan provides for the grant of options to acquire a maximum of 1,000,000 shares of Common Stock. As of April 15, 1998, no shares had been issued upon the exercise of options granted under the 1996 Plan, 698,200 shares were subject to outstanding options and 301,800 shares remained available for future grant. On February 24, 1998, the Board of Directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1996 Plan from 1,000,000 to 1,500,000.

DESCRIPTION OF 1996 PLAN

           The purpose of the 1996 Plan is to attract and retain the service or advice of directors, employees, officers, agents, consultants and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. The 1996 Plan permits the granting of incentive stock options ("ISOs") or non-qualified stock options ("NSOs") at the discretion of the administrator of the 1996 Plan (the "Plan Administrator"). The Board of Directors has appointed a Stock Option Committee of the Board as the Plan Administrator. Subject to the terms of the 1996 Plan, the Plan Administrator determines the terms and conditions of options granted under the 1996 Plan. Options granted under the 1996 Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Plan Administrator deems advisable and which are not inconsistent with the 1996 Plan. ISOs may be granted to individuals who, at the time of grant, are employees of the Company or its affiliates. NSOs may be granted to directors, employees, consultants and other agents of the Company or its affiliates. As of April 15, 1998, 26 individuals held options granted under the 1996 Plan.

           The 1996 Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share of the Common Stock at the date of grant and an exercise price for NSOs of not less than 85% of such fair market value. The closing price on April 15, 1998 of the Company's Common Stock, as reported by the Nasdaq National Market, was $4.00 per share. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 1996 Plan provides that the exercise price may not be less than 110% of the fair market value per share at the date of grant and that the term of such ISOs may not exceed five years. Unless otherwise provided by the Plan Administrator, options granted under the 1996 Plan vest at a rate of 25% per year over a four-year period. The aggregate number of options which may be issued under the 1996 Plan to any individual participant within any five year period during the term of the 1996 Plan is limited to 500,000 shares (subject to proportionate adjustments for changes in capitalization).

         An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the 1996 Plan) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or in such longer period determined by the Plan Administrator in the case of NSOs. Unexercised options granted under the 1996 Plan terminate upon a merger (other than a stock merger), reorganization or liquidation of the Company; however, immediately prior to such a transaction, optionees may exercise such options without regard to whether the vesting requirements have been satisfied.

         Options granted under the 1996 Plan convert into options to purchase shares of another corporation involved in a stock merger with the Company, unless the Company and such other corporation, in their sole discretion, determine that such options terminate. Such converted options become fully vested without regard to whether the vesting requirements in the option agreements for such options have been satisfied, unless the Board of Directors determines otherwise.

         The option exercise price may be paid in full at the time the notice of exercise of the option is delivered to the Company and must be paid in cash, by bank certified or cashier's check or by personal check. The 1996 Plan also permits an optionee to pay the exercise price of an option by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all of the exercise price and any withholding taxes. Options are nontransferable with certain exceptions. The Board has certain rights to suspend, amend or terminate the 1996 Plan provided stockholder approval is obtained.

STOCK OPTION PLAN BENEFITS

         Since the adoption of the 1996 Plan, options have been granted with respect to the following shares of Common Stock:

                                                    NUMBER OF SECURITIES
NAME AND POSITION                                UNDERLYING OPTIONS GRANTED       YEAR GRANTED         EXERCISE PRICE
---------------------------------------------    --------------------------       ------------         --------------
D. Carl Long                                                100,000                   1997                 $ 4.75
   President, Chief Executive Officer and                   200,000                   1997                 $ 2.94
   Vice Chairman of the Board                               -------
                                                            300,000

Michael R. Gavenchak                                         50,000                   1997                 $ 6.62
   Executive Vice President, General Counsel,                15,000                   1997                 $ 4.63
   Secretary and Treasurer                                   25,000  (1)              1998                 $ 3.50
                                                             ------
                                                             90,000

Timothy G. Roche                                             40,000                   1997                 $ 4.63
   Vice President, Finance                                    5,000  (1)              1998                 $ 3.50
                                                            -------
                                                             45,000

Kenneth W. Anstey                                                --                    --                      --
   Former President, Chief Executive Officer
   and Director

Mark L. Faupel, Ph.D.                                            --                    --                      --
   Former Vice President, Research and
   Development

All current executive officers as a group                   435,000

All other employees as a group                              188,200

------------------------

(1) On January 13, 1998, the Stock Option Committee, under the 1996 Plan, awarded stock options that vest at a rate of 25% per annum.

         The closing price of the Company's Common Stock, as reported by the Nasdaq National Market, was $2.56 and $4.00 per share as of December 31, 1997 and April 15, 1998, respectively.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION PLAN

         The following summary generally describes the principal federal (but not state or local) income tax consequences of options granted under the 1996 Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular optionee of the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

         The 1996 Plan is not intended to be qualified under Section 401(a) of the Code. Generally no income will be recognized at the time the option is granted. However, on exercise of a NSO, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the participant as ordinary income, and will be deductible for tax purposes by the Company or its affiliates in the year in which the participant recognizes income. Special rules may apply in the case of option holders who are reporting persons under Section 16(b) of the Exchange Act.

         The disposition of shares acquired upon exercise of a NSO generally will result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the NSO. If an option is exercised through the use of Common Stock previously owned by a participant, such exercise generally will not be considered a taxable disposition on the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

         If, in any year after 1993, an affected participant's total compensation from the Company (including compensation related to options granted under the 1996 Plan) exceeds $1 million, such compensation in excess of $1 million may not be tax deductible by the Company under Code Section 162(m). Affected participants are generally the Company's chief executive officer and the four most highly compensated employees of the Company (other than the chief executive officer) during the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Code Section 162(m). Compensation realized upon the exercise of an option may be regarded as "performance-based" and, therefore, such compensation may be deductible without regard to the limits of Code Section 162(m).

STOCKHOLDER VOTE REQUIRED

         The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the amendment to the Biofield Corp. 1996 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE BIOFIELD CORP. 1996 STOCK OPTION PLAN, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.


                              STOCKHOLDER PROPOSALS

         In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 23, 1998 if such proposals are to be considered for inclusion in the Company's Proxy Statement.


                                  OTHER MATTERS

         Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment in the interest of the Company on such matters.

         Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                           By Order of the Board of Directors

                                           /s/ D. Carl Long
                                           -------------------------------------
                                           D. Carl Long
                                           President and Chief Executive Officer
Roswell, Georgia
April 25, 1998

                                                                      APPENDIX A

                                 BIOFIELD CORP.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder in Biofield Corp. ("Company") hereby constitutes and appoints Michael R. Gavenchak and Timothy G. Roche and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Holiday Inn Roswell, 1075 Holcomb Bridge Road, Roswell, Georgia, on June 4, 1998, 9:00 a.m. (eastern standard time), or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2 AND 3, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

            (Continued and to be signed and dated on the other side)

                                                            [SEE REVERSE
                                                               SIDE]

-----
      PLEASE MARK YOUR
  X   VOTES AS THIS
      EXAMPLE
-----

                                          FOR                           WITHHOLD
                              all nominees listed (except              AUTHORITY
                               as marked in the contrary,           to vote for all
                                see instruction below)              nominees listed

                                         -----                           -----
1. Election of                                                                                    NOMINEES: C. Leonard Gordon,
   Directors                                                                                                D. Carl Long,
                                                                                                            Joseph H. Gleberman,
                                         -----                           -----                              Harvey Horowitz and
   INSTRUCTION: To withhold authority to vote for any individual                                            Richard J. Davies, M.D.
   nominee, line through the name of the nominee.



THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES, AND FOR PROPOSALS 2 AND 3

                                                        FOR               AGAINST             ABSTAIN
 2.  Proposal to ratify Deloitte & Touche, LLP         -----               -----               -----
     as independent auditors.

                                                       -----               -----               -----

 3.  Proposal to ratify the amendment to the           -----               -----               -----
     Biofield Corp. 1996 Stock Option Plan.
                                                       -----               -----               -----

 4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature(s) ________________________________________________________________________________________________ Dated __________, 1998
Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

                                                                      APPENDIX B


                                 BIOFIELD CORP.

                       1996 STOCK OPTION PLAN, AS AMENDED

                        As Proposed to be Amended at the
                      1998 Annual Meeting of Stockholders

         SECTION 1. PURPOSE. The purpose of the Biofield Corp. 1996 Stock Option Plan (the "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants, and independent contractors of Biofield Corp., a Delaware corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.7 hereof and referred to hereinafter as "Affiliates") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, $.001 par value ("Common Stock") in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its Affiliates by encouraging stock ownership in the Company.

         SECTION 2. ADMINISTRATION. Subject to Section 2.3 hereof, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator".

         The foregoing notwithstanding, in the event the Company shall register any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any directors are eligible to receive options under the Plan, then with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the Plan Administrator cannot be so constituted, no options shall be granted under the Plan to any directors.

                  2.1 PROCEDURES. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                  2.2 RESPONSIBILITIES. Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options. Grants under the Plan need not be identical in any respect, even when made simultaneously. The Plan Administrator may also establish, amend, and revoke rules and regulations for the administration of the Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code of 1986, as amended (the "Code") Section 422, the regulations thereunder, and any amendments thereto. The Plan Administrator shall not be personally liable for any action made in good faith with respect to the Plan or any option granted thereunder.

                  2.3 RULE 16B-3 AND SECTION 16(b) COMPLIANCE; BIFURCATION OF PLAN. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. The Board of Directors may act under the Plan only if all members thereof are "disinterested persons" as defined in Rule 16b-3 and further described in Section 4 hereof; and from and after the date that the Company first registers a class of equity securities under Section 12 of the Exchange Act, no director or officer or other Company "insider" subject to Section 16 of the Exchange Act may sell shares received upon the exercise of an option during the six month period immediately following the grant of the option. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other participants.

         SECTION 3. STOCK SUBJECT TO THE PLAN. The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 1,500,000 shares as such Common Stock was constituted on the effective date of the Plan. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, cancelled, or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, cancelled, or terminated options.

         SECTION 4. ELIGIBILITY. An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any Affiliate thereof. A nonqualified stock option may be granted to any director, employee, officer, agent, consultant, or independent contractor of the Company or any Affiliate thereof, whether an individual or an entity. Any party to whom an option is granted under the Plan shall be referred to hereinafter as an "Optionee".

                  A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director, the Plan complies with the requirements of Rule 16b-3 under the Exchange Act.

         SECTION 5. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations, and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

                  5.1 NUMBER OF SHARES AND PRICE. The maximum number of shares that may be purchased pursuant to the exercise of each option, and the price per share at which such option is exercisable (the "exercise price"), shall be as established by the Plan Administrator; provided, that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than 100% of the fair market value per share of the Common Stock at the time of grant of the option with respect to incentive stock options and not less than 85% of the fair market value per share of the Common Stock at the time the option is granted with respect to non-qualified stock options; and provided, further, that, with respect to incentive stock options granted to greater than ten percent stockholders, the exercise price shall be as required by Section 6 hereof. In addition, in any five year period no individual may be granted options under the Plan to purchase more than 500,000 shares of Common Stock, subject to adjustment as set forth in Section 7.

                  5.2 TERM AND MATURITY. Subject to the restrictions contained in Section 6 hereof with respect to granting stock options to greater than ten percent stockholders, the term of each stock option shall be as established by the Plan Administrator and, if not so established, shall be ten years from the date of its grant, but in no event shall the term of any incentive stock option exceed a ten year period. To ensure that the Company or Affiliate will achieve the purpose and receive the benefits contemplated in the Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

                  Period of Optionee's
                  Continuous Relationship
                  With the Company or
                  Affiliate From the Date            Portion of Total Option
                  the Option is Granted               Which is Exercisable
                  ---------------------               --------------------
                          1 year                               25%
                          2 years                              50%
                          3 years                              75%
                          4 years                             100%

                  5.3 EXERCISE. Subject to the vesting schedule described in subsection 5.2 hereof, each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price in accordance with Section 5.4 hereof.

                  5.4 PAYMENT OF EXERCISE PRICE. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for shares of Common Stock being purchased.

                  The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted.

                  To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this sentence, to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act, or is not an employee at the time of exercise.

                  5.5 WITHHOLDING TAX REQUIREMENT. The Company or any Affiliate thereof shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. No option may be exercised unless and until arrangements satisfactory to the Company, in its sole discretion, to pay such withholding taxes are made. At its discretion, the Company may require an Optionee to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares of Common Stock so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares of Common Stock held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with
Section 16(b) of the Exchange Act. Although the Company may, in its discretion, accept Common Stock as payment of withholding taxes, the Company shall not be obligated to do so.

                  5.6 NONTRANSFERABILITY.

                      5.6.1 OPTION. Options granted under the Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment, or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void ab initio. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this subsection 5.6.1.

                      5.6.2 STOCK. The Plan Administrator may provide in the agreement granting the option that (a) the Optionee may not transfer or otherwise dispose of shares acquired upon exercise of an option without first offering such shares to the Company for purchase on the same terms and conditions as those offered to the proposed transferee or (b) upon termination of employment of an Optionee the Company shall have a six month right of repurchase as to the shares acquired upon exercise, which right of repurchase shall allow for a maximum purchase price equal to the fair market value of the shares on the termination date. The foregoing rights of the Company shall be assignable by the Company upon reasonable written notice to the Optionee.

                  5.7 TERMINATION OF RELATIONSHIP. If the Optionee's relationship with the Company or any Affiliate thereof ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the three month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, an Optionee's relationship with the Company or Affiliate thereof changes from employee to nonemployee (i.e., from employee to a position such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or Affiliate and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.7.

                  If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct, or disclosure of confidential information. If an Optionee's relationship with the Company or any Affiliate thereof is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

                  If an Optionee's relationship with the Company or any Affiliate thereof ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12 month period following such cessation (unless by its terms it sooner terminates and expires). As used in the Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is, in the opinion of the Company and two independent physicians, expected to last for a continuous period of 12 months or more and which causes or is, in such opinion, expected to cause the Optionee to be unable to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

                  For purposes of this subsection 5.7, a transfer of relationship between or among the Company and/or any Affiliate thereof shall not be deemed to constitute a cessation of relationship with the Company or any of its Affiliates. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave, or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

                  As used herein, the term "Affiliate" shall be defined as follows: (a) when referring to a subsidiary corporation, "Affiliate" shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain; and (b) when referring to a parent corporation, "Affiliate" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  5.8 DEATH OF OPTIONEE. If an Optionee dies while he or she has a relationship with the Company or any Affiliate thereof or within the three month period (or 12 month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee, to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                  5.9 STATUS OF STOCKHOLDER. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under the Plan unless and until such option has been exercised.

                  5.10 CONTINUATION OF EMPLOYMENT. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any Optionee any right to continue in the employ of the Company or of an Affiliate thereof, or to interfere in any way with the right of the Company or of any such Affiliate to terminate his or her employment or other relationship with the Company at any time.

                  5.11 MODIFICATION AND AMENDMENT OF OPTION. Subject to the requirements of Section 422 of the Code with respect to incentive stock options and to the terms and conditions and within the limitations of the Plan, including, without limitation, Section 9.1 hereof, the Plan Administrator may modify or amend outstanding options granted under the Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided herein, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in
Section 422(b) of the Code.

                  5.12 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS. As to all incentive stock options granted under the terms of the Plan, to the extent that the aggregate fair market value (determined at the time of the grant of the incentive stock option) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, an Affiliate thereof or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The foregoing sentence shall not apply, and the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be, if such annual limit is changed or eliminated by (a) amendment of the Code or (b) issuance by the Internal Revenue Service of (i) a Revenue ruling, (ii) a Private Letter ruling to any of the Company, any Optionee, or any legatee, personal representative, or distributee of any Optionee, or (iii) regulations.

         5.13 VALUATION OF COMMON STOCK RECEIVED UPON EXERCISE. The value of Common Stock received by the Optionee from an exercise under the third paragraph of Section 5.4 hereof shall equal the sales price received for such shares.

         SECTION 6. GREATER THAN TEN PERCENT STOCKHOLDERS.

         6.1 EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS. If incentive stock options are granted under the Plan to employees who, at the time of such grant, own greater than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time of grant of the incentive stock option. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required by a change in the Code or by ruling or pronouncement of the Internal Revenue Service.

         6.2 ATTRIBUTION RULE. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him or her which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

         SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  7.1. EFFECT OF LIQUIDATION, REORGANIZATION, OR CHANGE IN CONTROL.

                           7.1.1 CASH, STOCK, OR OTHER PROPERTY FOR STOCK.
Except as provided in subsection 7.1.2 hereof, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than mere reincorporation or creation of a holding company), or liquidation of the Company (each, an "event"), as a result of which the stockholders of the Company receive cash, stock, or other property in exchange for, or in connection with, their shares of Common Stock, any option granted hereunder shall terminate, but the time during which such options may be exercised shall be accelerated as follows: the Optionee shall have the right immediately prior to any such event to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                           7.1.2 CONVERSION OF OPTIONS ON STOCK FOR EXCHANGE
STOCK. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, or reorganization (other than mere reincorporation or creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1 hereof. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition, separation, or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  7.2 FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                  7.3 DETERMINATION OF BOARD TO BE FINAL. Except as otherwise required for the Plan to qualify for the exemption afforded by Rule 16b-3 under the Exchange Act, all adjustments under this Section 7 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in
Section 425(h) of the Code and so as not to cause the incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.

         SECTION 8. SECURITIES LAW COMPLIANCE. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended (the "Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including, without limitation, the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, if, in the opinion of counsel for the Company, assurances are required by any relevant provision of the aforementioned laws, the Company may require the Optionee to give written assurances satisfactory to the Company at the time of any such exercise (a) as to the Optionee's knowledge and experience in financial and business matters (and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters) and that such Optionee is capable of evaluating, either alone or with the purchaser representative, the merits and risks of exercising the option or (b) that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. The foregoing requirements shall be inoperative if the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Act.

         At the option of the Company, a stop-transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold, or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. NONE OF THE ABOVE SHALL BE CONSTRUED TO IMPLY AN OBLIGATION ON THE PART OF THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

         Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or on the NASDAQ National Market, all stock issued hereunder if not previously listed on such exchange or market shall, if required by the rules of such exchange or market, be authorized by that exchange or market for listing thereon prior to the issuance thereof.

         SECTION 9. USE OF PROCEEDS. The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted hereunder shall constitute general funds of the Company.

         SECTION 10. AMENDMENT AND TERMINATION.

                  10.1 BOARD ACTION. The Board may at any time suspend, amend, or terminate the Plan, provided, that no amendment shall be made without stockholder approval within 12 months before or after adoption of the Plan if such approval is necessary to comply with any applicable tax or regulatory requirement, including any such approval as may be necessary to satisfy the requirements for exemptive relief under Rule 16b-3 of the Exchange Act or any successor provision. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless the Company requests the consent of the person to whom the option was granted and such person consents in writing thereto.

                  10.2 AUTOMATIC TERMINATION. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         SECTION 11. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board.